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                           SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant   [x]

Filed by a Party other than the Registrant   [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a.6(e)(2))
[ ]  Definitive Proxy Statement
[x]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a.11 or
     Section 240.14a.12

                      The Mills Corporation
        (Name of Registrant as Specified In Its Charter)


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  (Name of Person(s) Filing Proxy Statement if other than the
                          Registrant)

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     and 0-11.

     1) Title of each class of securities to which transaction applies:

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     2)   Aggregate number of securities to which transaction
          applies:

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     3)   Per unit price or other underlying value of transaction
          computed pursuant to Exchange Act Rule 0-11:1/

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     4)   Proposed maximum aggregate value of transaction:

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     5)   Total fee paid:

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[ ]  Fee paid previously with preliminary proxy materials.

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1/   Set forth the amount on which the filing fee is calculated and state how it was determined.

[ ]  Check box if any part of the fee is offset as provided by
     Exchange Act Rule 0-11(a)(2) and identify the filing for
     which the offsetting fee was paid previously.  Identify the
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     4)   Date Filed:
                            JUNE 27,1997
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                      THE MILLS CORPORATION
                 1300 WILSON BOULEVARD, SUITE 400
                    ARLINGTON, VIRGINIA  22209

                NOTICE OF ADJOURNED ANNUAL MEETING
OF STOCKHOLDERS

                   To be held on June 25, 1997
Dear Fellow Shareholder:

     We previously sent you proxy materials relating to the Annual Meeting of Stockholders of The Mills Corporation on May
30, 1997.

     The Annual Meeting was convened on May 30, 1997 and the shareholders approved Proposal 4 (to elect Charles R. Black, Jr., Dietrich von Boetticher, John M. Ingram and Peter B. McMillan to the Board of Directors of the Company) and Proposal 5 (to ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 1997). The meeting then was adjourned until June 25, 1997 to allow additional time to obtain the required votes on Proposals 1, 2 and 3.

     The Annual Meeting will reconvene at the Company's offices, 1300 Wilson Boulevard, Suite 400, Arlington, Virginia on
Wednesday, June 25, 1997 at 11:00 a.m. to take action on Proposals 1, 2 and 3.

     As indicated in the Proxy Statement, the Company's Board of Directors believes that Proposals 1, 2 and 3 are in the best interests of the Company and its stockholders.

       Proposal 1 would require a two-thirds majority of disinterested directors to approve joint ventures or similar arrangements with Kan Am U.S., Inc. or its affiliates, so long as any person who is an officer, director, shareholder, employee or partner of Kan Am or its affiliates was also a director of the Company. This two-thirds vote requirement would replace a provision currently in the Company's Bylaws that requires the Company to incur the expense and delay of a shareholders meeting before concluding such transactions.

       Proposal 2 would prohibit persons from acquiring shares of the Company if the acquisition would cause more than 50% of the Company's shares to be held by "Non-U.S. Persons," triggering withholding tax obligations on the sale of the Company's stock by Non-U.S. Persons.

       Proposal 3 would eliminate a technical requirement that currently requires the Company to obtain either a ruling from the Internal Revenue Service or an opinion of counsel before granting an exemption from Ownership Limits contained in the Company's Certificate of Incorporation. The Company believes that this requirement has not provided the benefit that was originally intended, but still adds additional expense and delay to the Company's operations.

     Pages 3 through 8 of the Proxy Statement contain a more detailed discussion of these Proposals.

     Your vote is appreciated. Please sign, date and mail the enclosed proxy card today using the enclosed postage paid envelope provided. We appreciate your cooperation.

                                   THE MILLS CORPORATION

June 12, 1997